As filed with the Securities and Exchange Commission on December 14, 2001.
                                                  Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                AXCAN PHARMA INC.

             (Exact name of registrant as specified in its charter)

                   Canada                                      N/A
       (State or other jurisdiction of         (IRS Employer Identification No.)
       incorporation or organization)

    597 Laurier Blvd., Mont St-Hillaire                     J3H 6C4
               Quebec, Canada                             (Zip Code)
  (Address of Principal Executive Offices)


                                AXCAN PHARMA INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN

         CT Corporation System                 Please address a copy of
        all communications to:
      111 8the Avenue, 13th Floor
       New York, New York 10011                      Wayne Shortridge
(Name and address of agent for service)    Paul, Hastings, Janofsky & Walker LLP
                                                    Twenty-fourth Floor
            (212) 849-8700                          600 Peachtree Street
 (Telephone number, including area                 Atlanta, Georgia 30308
    code, of agent for service)                 Telephone:  (404) 815-2400




                         CALCULATION OF REGISTRATION FEE


                                                  Proposed             Proposed
Title of                                          Maximum              Maximum
Securities                    Amount              Offering             Aggregate              Amount of
  to be                       to be                Price               Offering             Registration
Registered                 Registered(1)         Per Share (2)         Price (2)                Fee
----------------------------------------------------------------------------------------------------------


Common Stock               2,590,000              $ 13.33             $ 34,524,700           $ 8,252
                           ------------            ----------          -------------          ---------

----------------------------------------------------------------------------------------------------------


(1) Consists of 2,590,000 shares Common Stock issuable upon the exercise of options granted or to be granted pursuant to the Axcan Pharma Inc. Stock Option Plan, as amended, and now known as the Amended and Restated Stock Option Plan. Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Registrant, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h)(1) under the Securities Act. The offering price is calculated pursuant to Rule 457(c) based on the average of the high and low sales prices ($13.33 per share) of the Common Stock of the Registrant on The Nasdaq Stock Market's National System on December 10, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information*

Item 2.       Registrant Information and Employee Plan Annual Information*

       *      Information required by Part I to be contained in the
              Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

      The following documents are incorporated herein by reference:

      (a) The Registrant's annual report on Form 40-F for the fiscal year ended September 30, 2000 filed pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") on January 19, 2001 (File No. 000-30860), and amended by Form 40-F/A filed on March 28, 2001 (File No. 000-30860);

      (b) The Registrant's current reports on Form 6-K since September 30, 2000;

      (c) The description of the Registrant's shares of Common Stock which is contained under the heading "Description of Share Capital" in the Registrant's Registration Statement on Amendment No. 1 to Form F-10 (Registration No. 333-12068) filed with the United States Securities and Exchange Commission (the "Commission") on June 23, 2000 and was also incorporated by reference in the Registrant's Registration Statement on Amendment No. 2 to Form 8-A (Registration No. (001-15927) filed with the Commission on June 27, 2000, and any amendment or report filed for the purpose of updating such description;

      (d) All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.       Description of Securities

      Not applicable.

Item 5.       Interests of Named Experts and Counsel

      The opinion as to the legality as to the legality of the Common Stock registered hereunder was rendered by Leger Robic Richard, g.p. Francois Painchaud is a Director and the Secretary of the Registrant and is a partner in Leger Robic Richard, g.p.


Item 6.       Indemnification of Directors and Officers

      Under the Canada Business Corporations Act, the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

      In accordance with the Canada Business Corporations Act, the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor and his heirs and legal representative against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such body if he acted honestly and in good faith with a view to the best interests of the Registrant, and in the case of a criminal action or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      The Registrant maintains directors' and officers' civil liability insurance with an aggregate policy limit of Cdn $10,260,000 for directors and Cdn $1,000,000 for officers per policy year. Under this insurance coverage, the Registrant would be reimbursed for indemnity payments made on behalf of its directors and officers subject to a deductible of Cdn $1,000 per occurrence. Individual directors and officers would also be reimbursed for losses arising during the performance of their duties for which they are not indemnified by the Registrant.

      Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy in the United States as expressed in the Securities Act and is therefore unenforceable.

Item 7.       Exemption from Registration Claimed

      Not Applicable.

Item 8.       Exhibits

      The exhibits filed as part of this Registration Statement are as follows:

      Exhibit Number                             Description of Exhibit
      --------------                             ----------------------

      4.1                  Axcan Pharma Inc. Restated and Amended Stock Option
                           Plan.

      5 Opinion of Leger Robic Richard, g.p. as to the legality of the Common Stock registered hereunder.

      23.1 Consent of Raymond, Chabot, Grant Thorton, relating to the use of their report contained in Registrant's Annual Report on Form 40-F for the fiscal year ended September 30, 2000.

      23.2                 Consent of Ernst & Young LLP.

      23.3 Consent of Leger Robic Richard as to the filing and use of their opinion relating to the legality of the securities. Such consent is contained in their opinion filed as Exhibit 5 to this Registration Statement.

      24 Power of Attorney (contained on signature page of Registration Statement).


Item 9.       Undertakings

      (a)     The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions pursuant to which the directors, officers or controlling persons may be indemnified by the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada, on this 14th day of December, 2001.

                                        AXCAN PHARMA INC.

                                        By: /s/ Leon F. Gosselin
                                           ------------------------------------
                                          Leon F. Gosselin
                                          President and Chief Executive Officer

      Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Axcan Pharma Inc. in the United States, in the City of Birmingham, Alabama, on this 14th of December, 2001.

                                        AXCAN SCANDIPHARM, INC.
                                        (Authorized U.S. Representative)

                                        By:   /s/ Davis W. Mims
                                            ----------------------------------
                                            Davis W. Mims

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leon F. Gosselin and Jean Vezina, jointly and severally, his attorneys-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


            Signature                                     Title                                 Date
            ---------                                     -----                                 ----
  /s/ Leon F. Gosselin                          President, Chief Executive Officer          December 14, 2001
---------------------------------------         and Director  (principal executive
Leon F. Gosselin                                officer)

/s/David W. Mims
-------------------------------------------     Executive Vice President and Chief          December 14, 2001
David W. Mims                                   Operating Officer and Director

/s/Francois Painchaud                           Secretary and Director                      December 14, 2001
--------------------------------------------
Francois Painchaud

 /s/ Jacques Gauthier                           Director                                    December 14, 2001
---------------------------------------
Jacques Gauthier

/s/ Louis P. Lacasse                            Director                                    December 14, 2001
-------------------------------------------
Louis P. Lacasse

 /s/ Colin R. Mallet                            Director                                    December 14, 2001
-------------------------------------------
Colin R. Mallet

 /s/ Dr. Claude Sauriol                         Director                                    December 14, 2001
-------------------------------------------
Dr. Claude Sauriol

 /s/ Jean Sauriol                               Director                                    December 14, 2001
-------------------------------------------
Jean Sauriol

 /s/ Liza Page Nelson                           Director                                    December 14, 2001
-------------------------------------------
Liza Page Nelson

 /s/ Michael M. Tarnow                          Director                                    December 14, 2001
------------------------------------------
Michael M. Tarnow

/s/ Jean Vezina                                 Vice President, Finance and Chief           December 14, 2001
-----------------------------------------       Financial Officer (principal financial
Jean Vezina                                     officer and principal accounting
                                                officer)




                                  EXHIBIT INDEX


         Exhibit Number                     Description of Exhibit
         --------------                     ----------------------

         4.1               Axcan Pharma Inc. Restated and Amended Stock Option
                           Plan.

         5 Opinion of Leger Robic Richard, g.p. as to the legality of the Common Stock registered hereunder.

         23.1 Consent of Raymond, Chabot, Grant Thorton, relating to the use of their report contained in Registrant's Annual Report on Form 40-F for the fiscal year ended September 30, 2000.

         23.2              Consent of Ernst & Young LLP.

         23.3 Consent of Leger Robic Richard, g.p. as to the filing and use of their opinion relating to the legality of the securities. Such consent is contained in their opinion filed as Exhibit 5 to this Registration Statement.

         24 Power of Attorney (contained on signature page of Registration Statement).